 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2025 (December 21, 2024)

APPLE iSPORTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spectrum Center, Suite 900 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 247-4210

(Former name or former address, if changed since the last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into A Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2024, the Company reported the appointment of Mr. Lyndon (Lincoln) Hsu to the Company’s Board of Directors. The Company also reported he received 800,000 shares of common stock per year in stock options for 2 years. The options were exercisable at $0.25/share.

On February 5, 2025, the Board of Directors amended the terms of the stock option grant such that the initial 800,000 shares of common stock were granted immediately to Mr. Hsu at no cost and the second 800,000 shares of common stock will be granted to Mr. Hsu at no cost on the first anniversary of his Director appointment provided he remains a director of the Company at such time.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple iSports Group, Inc. (Registrant)

Date: January 11, 2025	By:	/s/ Joe Martinez
Joe Martinez Chief Executive Officer

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